June 20, 2008

By EDGAR
--------

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Attention: Phil Rothenberg

Re:   Environmental Service Professionals, Inc. - Form S-1, File No. 333-151704
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Ladies and Gentlemen:

         On June 16, 2008, Environmental Service Professionals, Inc., a Nevada corporation (the "Company") filed a registration statement on Form S-1 (File No. 333-151704) (the "Registration Statement") with the Securities and Exchange Commission. The Registration Statement relates to the proposed offering and sale from time to time of shares of our common stock issuable upon the exercise of up to 12,402,637 outstanding warrants. The Company hereby amends the Registration Statement to include on the cover page the delaying amendment language set forth below:

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         If you have any further questions or require additional information, please do not hesitate to contact me at (760) 327-5284.

         Thank you for your courtesy and cooperation.



         Very truly yours,

         ENVIRONMENTAL SERVICE PROFESSIONALS, INC.



      By:  /s/ Edward Torres
         -----------------------------------------------------
           Edward Torres, Chairman, Chief Executive Officer,
           President, and Chief Financial Officer